                                    Exhibit 99
PRESS RELEASE
For Immediate Release

Carrier Announces Retirement of Director and Former Executive Chairman
John V. Faraci

Faraci to serve until Carrier’s 2022 Annual Meeting of Shareowners

PALM BEACH GARDENS, Fla., Dec. 17, 2021 – Carrier Global Corporation (NYSE: CARR), the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, today announced that director John V. Faraci will not stand for re-election at the company’s upcoming Annual Meeting of Shareowners on April 14, 2022. Mr. Faraci will continue to serve on the Board until the Annual Meeting.
    “On behalf of the Board of Directors and everyone at Carrier, I would like to express our sincere gratitude and thanks to John who, as Executive Chairman, shepherded us through our first year as an independent public company,” said Dave Gitlin, Carrier Chairman & Chief Executive Officer. “On a personal level, I deeply appreciate John’s mentorship. Carrier has greatly benefited from his judgment, leadership and extensive experience as a public company director and former CEO.”
Faraci, 71, has been a member of the Carrier Board since the company separated from United Technologies (since renamed Raytheon Technologies) in April 2020, and served as Executive Chairman until April 2021. He is a director of ConocoPhillips Company, PPG Industries, Inc. and United States Steel Corporation. Before joining the Carrier Board, he was Chairman and Chief Executive Officer of International Paper (paper, packaging and distribution) from 2003 to 2014, and a director of United Technologies from 2005 to 2020.
Mr. Faraci commented, “I joined the Carrier Board to assist Carrier through its initial transition from a newly-spun subsidiary of United Technologies to a prominent member of the industrials segment, with robust governance practices and a laser focus on creating long-term value for our shareowners. As I depart, I do so with full confidence that Carrier is poised for growth and in great hands under the Board’s stewardship and Dave’s leadership.”

About Carrier
As the leading global provider of healthy, safe, sustainable and intelligent building and cold chain solutions, Carrier Global Corporation is committed to making the world safer, sustainable and more comfortable for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.Corporate.Carrier.com or follow us on social media at @Carrier.

CARR-IR

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies Corporation (the "Separation"), since renamed Raytheon Technologies Corporation. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, the estimated costs associated with the Separation, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.